                                  Exhibit 11
                       Computation of Per Share Earning

                     Lannett Company, Inc and Subsidiary

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                           Three months ended March 31
                                            2000              2000              1999              1999
                                            ---------------------------------------------------------------
                                            Net Income        Shares            Net Income        Shares
Basic earnings per share factors            $426,101          13,206,128        $200,644           5,206,128

Effect of potentially dilutive
option plans and debentures:

Interest on debentures                                                          $ 29,293

Conversion on debentures                                                                          10,342,493

Employee stock options                                                 -                                   -
                                            --------          ----------        --------          ----------

Diluted earnings per share factors          $426,101          13,206,128        $229,937          15,548,621
                                            --------          ----------        --------          ----------

Basic earnings per share                    $   0.03                            $   0.04

Diluted earnings per share                  $   0.03                            $   0.01


Options to purchase 180,000 shares, 5,200 shares, 4,000 shares and 150,950 shares of common stock at $1.38 per share, $3.78 per share, $4.38 per share and $1.13 per share, respectively, were outstanding at March 31, 2000, but were not included in the computation of diluted earnings per share because to do so would be antidilutive. These securities could potentially be dilutive in the future.


                                     20





                     Lannett Company, Inc and Subsidiary

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                             Nine months ended March 31
                                            2000              2000              1999              1999
                                            ------------------------------------------------------------
                                            Net Income        Shares            Net Income        Shares
Basic earnings per share factors            $1,037,777        13,206,128        $762,960           5,206,128

Effect of potentially dilutive
option plans and debentures:

Interest on debentures                                                          $ 89,181

Conversion on debentures                                                                          10,342,493

Employee stock options                                                                                     -
                                            ----------        ----------        --------          ----------

Diluted earnings per share factors          $1,037,777        13,206,128        $852,141          15,548,621
                                            ----------        ----------        --------          ----------


Basic earnings per share                    $     0.08                          $   0.15

Diluted earnings per share                  $     0.08                          $   0.05


Options to purchase 180,000 shares, 5,200 shares, 4,000 shares and 150,950 shares of common stock at $1.38 per share, $3.78 per share, $4.38 per share and $1.13 per share, respectively, were outstanding at March 31, 2000, but were not included in the computation of diluted earnings per share because to do so would be antidilutive. These securities could potentially be dilutive in the future.


                                     21